Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Eton Pharmaceuticals Expands Rare Disease Portfolio Through Acquisition of U.S. Commercialization Rights to HEMANGEOL® (propranolol hydrochloride) Oral Solution

●	HEMANGEOL® is the only FDA-approved treatment for infantile hemangioma
●	HEMANGEOL will be commercialized by Eton beginning May 1st
●	HEMANGEOL will be distributed through the company’s Eton Cares™ patient support program, which includes a $0 co-pay initiative, to broaden patient access.

DEER PARK, Ill., MAR 2, 2026 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or “the Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced it has in-licensed U.S. commercialization rights to HEMANGEOL® oral solution from Pierre Fabre Medicament Sas (“Pierre Fabre”). HEMANGEOL is an Orphan Drug indicated for the treatment of proliferating infantile hemangioma requiring systemic therapy.

“As the only treatment for infantile hemangiomas that require systemic therapy, HEMANGEOL is a critical medication and a strong fit with Eton’s orphan-focused commercial model. We look forward to expanding access to treatment by incorporating our Eton Cares patient support program, which includes our $0 commercial co-pay and best-in-class specialty distribution,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals.

“With this acquisition and the recent approval of DESMODA™ (desmopressin acetate), Eton has now achieved its long-held goal of ten commercial products,” Brynjelsen continued. “This major milestone reflects our continued progress toward building the largest rare disease portfolio in the United States.”

Infantile hemangiomas are non-cancerous vascular tumors which typically appear in the first days or weeks of a newborn’s life. In severe cases, infantile hemangiomas can lead to serious complications including loss of vision, trouble breathing, or physical deformities, and require intervention with systemic therapy. Treatment with HEMANGEOL is typically initiated between ages five weeks to five months and continues for approximately six months. It is estimated that approximately 5,000-10,000 infants are treated with HEMANGEOL annually in the United States.

The transaction is expected to be accretive to 2026 earnings and will be financed with the company’s cash on hand. Pierre Fabre will continue commercializing HEMANGEOL globally, and in the U.S. until April 30. Effective May 1, Eton will commercialize HEMANGEOL in the U.S. Eton plans to administer the Company’s best-in-class Eton Cares Program which provides prescription fulfillment, insurance benefits investigation, educational support, financial assistance for qualified patients, and other services designed to help patients access treatment. Eton Cares will offer co-pay assistance with $0 co-pay for qualifying patients.

For more information about the product, patients and healthcare professionals can call Eton Pharmaceuticals at (847) 787-7361.

Important Safety Information for HEMANGEOL

Do not give HEMANGEOL to your child if your child:

●	was born prematurely and has not reached the corrected age of 5 weeks
●	weighs less than 4 ½ pounds
●	is allergic to propranolol or any of the other ingredients in HEMANGEOL
●	has asthma or a history of breathing problems
●	has a heart problem, slow heart rate (less than 80 heart beats per minute), very low blood pressure
●	is at risk for low blood sugar, for example is vomiting or unable to take feedings
●	has high blood pressure caused by a tumor on the adrenal gland, called “pheochromocytoma”

Tell your doctor about all of your child’s medical conditions, all of the medicines your child takes, and all of the medicines that you take if you are breastfeeding your child.

HEMANGEOL can cause serious side effects, including:

Low blood sugar (hypoglycemia), especially if your child is not taking feedings, or is vomiting. HEMANGEOL may make it more difficult to recognize the signs and symptoms of low blood sugar in your child. To help reduce the risk of low blood sugar with HEMANGEOL, give HEMANGEOL during or shortly after feeding your child. Feed your child regularly during treatment. Tell your doctor if your child has a poor appetite. If your child is not taking feedings, due to an illness or vomiting, do not give HEMANGEOL until your child is taking feedings normally again.

If your child has any of the signs or symptoms of low blood sugar listed below during treatment with HEMANGEOL, stop giving your child HEMANGEOL and call your doctor or go to the nearest emergency room right away.

Signs or symptoms of low blood sugar include: pale, blue or purple skin color, sweating, irritability, crying for no apparent reason, irregular or fast heartbeat, poor feeding, low body temperature, unusual sleepiness, seizures, breathing stops for short periods of time, and loss of consciousness

If your child is conscious, give him/her a drink of a liquid containing sugar.

Other serious side effects can include:

●	New or worsening slow heart rate (bradycardia) or low blood pressure (hypotension).
●	Breathing problems or wheezing.
●

Stroke. HEMANGEOL may increase the risk of stroke in certain children who have severe problems with the blood vessels in their brain, particularly if your child has a large hemangioma that affects the face or head.

Call your doctor or go to the nearest hospital emergency room if your child has:

●	pale skin color, slow or uneven heartbeats, arms or legs feel cold, blue or purple skin color, or fainting.
●	breathing problems or wheezing during treatment with HEMANGEOL.

The most common side effects include: sleep problems, worsening respiratory tract infections, diarrhea, and vomiting.

These are not all the possible side effects of HEMANGEOL. Call your doctor for medical advice about side effects.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Please see Full Prescribing Information and Medication Guide.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has ten commercial rare disease products: KHINDIVITM, INCRELEX®, ALKINDI SPRINKLE®, DESMODA™, GALZIN®, HEMANGEOL®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has four additional product candidates in late-stage development: Amglidia®, ET-700, ET-800 and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793

E: lwilson@insitecony.com